EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Superior Energy Services, Inc:

We consent to the incorporation by reference in the registration statements (No. 333-125316, 333-116078, 333-136809, 333-161212, 333-174972, 333-177679, 333-189130, 333-204563) on Form S-8 of Superior Energy Services, Inc. and subsidiaries of our reports dated February 25, 2016, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2015, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Superior Energy Services, Inc.

Our report refers to a change in the method of accounting for debt issuance costs, accounting for deferred income taxes and accounting for discontinued operations.

KPMG, LLP

Houston, Texas

February 25, 2016